UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2008

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01                      Other Events.

On November 21, 2008, the Company received notice from Alphapharm Pty Ltd. (Alphapharm) and its designated U.S. agent, Mylan Pharmaceuticals Inc. (Mylan), pursuant to 21 U.S.C. 355(j)(2)(A)(vii)(IV) (the “Paragraph IV Notice Letter”), indicating that Alphapharm filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of Treximet® before the expiration of U.S. Patent Nos. 6,060,499, 6,586,458 and 7,332,183.  These patents are assigned to Pozen and listed with respect to Treximet® in the FDA’s Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly called the “Orange Book”).  In that Paragraph IV Notice Letter, Alphapharm asserted that its generic product will not infringe the listed patents or that those listed patents are invalid.  The Company is evaluating Alphapharm’s Paragraph IV Notice Letter.

The Company has full confidence in its intellectual property portfolio related to Treximet® and will vigorously defend its patents if they are infringed.  On November 14, 2008, the Company filed suit against Par Pharmaceuticals Inc. (Par) in the United States District Court for the Eastern District of Texas, Tyler Division.  The Company received notice of a Paragraph IV Notice Letter from Par on October 8, 2008, notifying the Company of the filing of an ANDA with the FDA seeking regulatory approval to market Par’s generic version of Treximet® prior to the expiration of the patents listed in the Orange Book.  The Company may receive other Paragraph IV Notice Letters from other companies seeking to market generic versions of Treximet® in the future and, after evaluation, may commence other patent infringement lawsuits against such companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name: William L. Hodges
Title: Chief Financial Officer

Date:  November 25, 2008